合同编号/Contract No. :

AG-VVAC-BGSYS-2501

Electric Catamaran Yacht Co-Development Agreement ("EC Yacht CoDA")

Party A： Vivic Corp.

Party B： ACEL Power Inc.

Signing date： 2025 / 1 / 29

Subject type： Electric Catamaran Yacht Co-Development

一、協議當事人

甲方: Vivic Corp.

乙方: ACEL Power Inc.

I. Parties to the Agreement

Party A: Vivic Corp.
Party B: ACEL Power Inc.

甲乙雙方依據相關法律法規的規定，經友好協商、秉持合作共贏的理念，就共同研究開發電動版本的雙體遊艇事宜訂立本協議。

Based on relevant laws and regulations, and following the principle of mutual cooperation and benefit, Party A and Party B have reached this agreement through friendly negotiation to jointly research and develop electric versions of catamaran yachts.

二、合作船型

合作船型包括但不限於："EV1雙體遊艇"、"EV2雙體遊艇"、"EV58雙體遊艇"等船型。

II. Cooperative Yacht Models

The cooperative yacht models include, but are not limited to: "EV1 Catamaran Yacht," "EV2 Catamaran Yacht," and "EV58 Catamaran Yacht."

三、產品品牌

所生產的"電動雙體遊艇"必須統一使用甲方授權的"VIVIC"和"威冠"品牌標識。

III. Product Branding

The produced "Electric Catamaran Yachts" must uniformly use the trademarks authorized by Party A, namely "VIVIC" and "威冠."

四、產品研發平臺、生產及服務

（一）雙方以甲方提供的雙體遊艇作為船隻平臺。

（二）雙方技術人員共同展開電動船整合、設計及開發工作，智慧財產權屬雙方共同擁有。

（三）雙方共同研發的電動推進系統及相關技術，乙方負責電動推進系統的生產和配套，並交由甲方負責整船生產建造，雙方按照約定的供應價格結算。

（四）產品開發成功後，遊艇建造都由甲方負責銷售工作，乙方負責提供動力系統與智能系統建造工作。具體的產品建造價格及相關事宜由雙方另行簽署訂單建造協定。

（五）雙方合作研發和生產的相關遊艇交付客戶後，中國大陸和港澳臺以外的市場由乙方負責代理銷售和提供相關售後服務；中國大陸和港澳臺地區由甲方負責銷售和提供相關售後服務。

（六）在售後服務方面，所有採用了乙方提供電動推進系統的遊艇，都由乙方負責為其電動推進系統提供售後保修服務和技術服務。

IV. Product Development Platform, Production, and Services

1. Both parties will use the catamaran yachts provided by Party A as the development platform.
2. Technical personnel from both parties will collaborate on the integration, design, and development of electric yachts. The Jointly Developed IP rights shall be owned by both Parties in accordance

with Section VI (IP Agreement) herein.

3. For the jointly developed electric propulsion system and related technologies, Party B will handle production and supply, while Party A will oversee the construction of the yachts. Settlement will follow the agreed supply prices.
4. After the successful development of the product, Party A will be responsible for sales of the yacht, while Party B will handle the construction of the power system and intelligent system. The specific construction price and related matters will be determined through a separate agreement for order-based construction signed by both Parties. For yachts jointly developed and produced by both parties:
   - Party B will act as the sales agent and provide after-sales services in markets outside mainland China, Hong Kong, Macau, and Taiwan.
   - Party A will be responsible for sales and after-sales services in mainland China, Hong Kong, Macau, and Taiwan.
5. For after-sales services, all yachts equipped with the electric propulsion systems, except the electric propulsion systems will receive warranty and technical support from Party A. The electric propulsion systems provided by Party B will receive warranty and technical support for the propulsion system from Party B.

五、產品技術許可權

（一）甲方有權對遊艇的整船建造及技術方面進行修改和開發；

（二）乙方有權對推進系統及電池、電機、電控方面進行修改和開發；

（三）雙方技術工作必須以客戶需求、合同訂單以及市場發展目標為原則，共同解決技術問題。

V. Product Technology Licensing

Subject to Section VI (IP Agreement) herein:

1. Party A has the right to modify and develop the yacht's overall construction and technology.
2. Party B has the right to modify and develop the propulsion system, batteries, motors, and electronic controls.
3. Both parties' technical efforts must align with customer requirements, contractual orders, and market development goals to resolve technical issues jointly.

六、智慧財產權；保密

智慧財產協議（“IP 協議”）
雙方同意並確認智慧財產 以下條款：

（一）定義

在本 IP 協議中：

a. 既有智慧財產：指在本購銷協議下任何共同開發開始之前由任一方擁有的智慧財產。

b. 共同開發的智慧財產：指在本購銷協議下雙方合作期間共同開發的智慧財產。

（二）既有智慧財產的所有權

每一方均保留其所擁有的全部既有智慧財產的所有權，包括在共同開發之外對該智慧財產所做的任何改進或修改。

a. 甲方保留其在本購銷協議之前或獨立於本協議之外創建或擁有的所有智

慧財產的所有權。

b. 乙方保留其在本購銷協議之前或獨立於本協議之外創建或擁有的所有智慧財產的所有權。

雙方均不得聲稱擁有另一方既有智慧財產的所有權。

（三）共同開發智慧財產的所有權

在本協議期限內雙方共同開發的任何智慧財產均由雙方共同擁有，且每一方均擁有該智慧財產的不可分割的權益。

a. 雙方同意充分合作以確保與共同開發智慧財產相關的智慧財產權（如專利、商標、版權）得到保護。

b. 與共同開發智慧財產相關的智慧財產保護申請應以雙方名義提交，除非另有約定。

（四）既有智慧財產的使用

每一方授予對方有限的、非獨佔性的、免權利金的許可，僅用於開發共同開發智慧財產以及根據本購銷協議進行電動雙體船的購銷，前提是該使用不得超出為實現本購銷協議下的合作及電動雙體船購銷所必需的範圍。

（五）聯合開發之智慧財產權的使用。

未經另一方書面同意，任何一方均不得單方面使用技術秘密或聯合開發之智慧財產權。

（六）保密條款

雙方同意對與另一方的智慧財產及任何共同開發智慧財產相關的所有保密資訊予以保密。任何一方不得在未經事先書面同意的情況下向第三方披露此類資訊，但法律要求或為申請智慧財產保護所必需的情況除外。

（七）侵權問題

如果任何共同開發智慧財產被指控侵犯第三方權利，雙方應合作處理該問題。每一方同意立即通知另一方任何已知的侵權或潛在的侵權，並本著誠意共同努力解決此問題。

（八）購銷協議的終止；條款持續效力

即使本購銷協議終止，本 IP 協議仍然有效，且關於智慧財產所有權或保護的任何既有義務將在協議終止後繼續有效。在本購銷協議終止後，既有智慧財產及任何共同開發智慧財產的權利和所有權將按本 IP 協議中的規定保持不變。

（九）雜項條款

a. 本 IP 協議構成雙方就智慧財產問題的完整協議，並取代所有先前的協議。

b. 本 IP協議僅可通過雙方簽署的書面文件進行修改。

VI. Intellectual Property and Confidentiality

Intellectual Property Agreement ("IP Agreement"). The Parties agree to the following provisions:

1. **Definitions**. For the purposes of this IP Agreement:
    - **a.** Pre-existing IP: IP owned by either Party before the commencement of any joint development by the Parties, including but not limited to, this EC Yacht CoDA or any contemplated Purchase and Sale Agreement.
    - **b.** Jointly Developed IP: IP developed jointly by the Parties during the course of their collaboration, including but not limited to, this EC Yacht CoDA or any contemplated Purchase and Sale Agreement.

2. **Ownership of Pre-existing IP**. Each Party shall retain full ownership of all Pre-existing IP owned by it, as well as any

improvements or modifications to such IP made independently of the joint development.

   a. Party A retains ownership of all IP created or owned by Party A prior to or independent of this EC Yacht CoDA.

   b. Party B retains ownership of all IP created or owned by Party B prior to or independent of this EC Yacht CoDA.

The Parties shall not claim any ownership rights in the other Party's Pre-existing IP.

3. **Ownership of Jointly Developed IP**. Any IP that is jointly developed by the Parties during the term of this Agreement shall be owned jointly, with each Party holding an undivided interest in such Jointly Developed IP.
   a. The Parties agree to cooperate fully in securing IP rights (e.g., patents, trademarks, copyrights) in relation to the Jointly Developed IP.
   b. Any filings for IP protection related to Jointly Developed IP shall be made in the name of both Parties unless agreed otherwise.

4. **Use of Pre-existing IP**. Each Party grants the other a limited, non-exclusive, royalty free license to use its Pre-existing IP solely for the purpose of developing the Jointly Developed IP as contemplated under this EC Yacht CoDA, provided that such use does not exceed the scope necessary for the collaboration under this EC Yacht CoDA.

5. **Use of Jointly Developed IP.** Neither party shall unilaterally use the technical secrets or Jointly Developed IP without the other Party's written consent.

6. **Confidentiality**. The Parties agree to keep all confidential information related to the other Party's IP and any Jointly Developed IP confidential. No Party shall disclose such information to third parties without prior written consent except as required by law or as necessary for the purpose of filing for IP protection.

7. **Infringement**. In the event that any jointly Developed IP is alleged to infringe the rights of a third party, the Parties shall cooperate in addressing the issue. Each Party agrees to promptly notify the other of any known infringement or potential infringement and to work together in good faith to resolve the matter.

8. **Termination of the EC Yacht CoDA**. This IP Agreement shall remain in effect regardless of the termination of this EC Yacht CoDA, and that any existing obligations regarding ownership or protection of IP shall survive such termination. Upon termination of this EC Yacht CoDA, the rights and ownership of Pre-existing IP and any Jointly Developed IP as stated in this IP Agreement shall remain unchanged.

9. **Miscellaneous**:
    a. This IP Agreement constitutes the entire understanding between the Parties regarding IP and supersedes all prior agreements.
    b. This IP Agreement may only be modified in writing, signed by both Parties.

七、保密條款

（一）保密資訊
任何資訊（包括所有口頭及視覺資訊，以及以書面、電子方式或任何其他媒介或方法記錄之所有資訊）及從上述資訊衍生之任何資訊或分析內容，凡一方（或其代表）因合作專案之目的向另一方（或其代表）披露之資訊，無論該等資訊於本協議簽署之前或之後披露，均應視為機密資訊。

此類資訊包括但不限於：商業計畫、專有資訊、智慧財產權、技術 know-how、商業秘密、研發計畫、新產品或新技術資訊、業務策略與發展計畫、定價資訊、財務數據、客戶及潛在客戶之身分及商業事務，以及任何與客戶或定價政策相關之文件。

惟若該等資訊於接收或披露時已屬公眾領域，或其後非因接收方過失或違反本協議而成為公眾資訊，則不屬於保密資訊之範圍。

（二）保密義務
a. 接收方應對保密資訊嚴格保密，除非事先取得披露方之書面同意，否則不得向任何第三方披露該等資訊，惟接收方之代表（如下所定義）基於「須知原

則」且僅為協助履行本協議及合作專案範圍內之目的而獲准接觸該等資訊者，不在此限。於本協議中，接收方或披露方之「代表」係指該方之董事、高級管理人員、員工、代理人或顧問。

b. 接收方僅可直接為本協議及合作專案之目的使用保密資訊，不得將其用於任何其他目的，且特別是在不影響前述一般性原則之情況下，不得將其用於任何商業用途，亦不得為自身或任何第三方之利益使用，除非事先取得披露方書面同意，且該同意得附帶由披露方自行決定之條件。

c. 接收方確認並同意，保密資訊係披露方經投入時間、精力及成本所開發或取得，該等保密資訊可使任何接收該資訊之人士在與披露方業務相關之競爭中獲得優勢。

d. 接收方確認並同意，任何未經授權之披露或使用保密資訊，可能對披露方造成無法以金錢賠償之不可挽回損害。因此，若接收方違反或威脅違反本協議，披露方有權向法院申請初步禁制令及臨時限制令，以禁止接收方及任何與其直接或間接相關之人士進一步違反本協議，或以任何方式使用或披露保密資訊。

e. 本第八條所述之救濟方式不應限制披露方依法律、衡平法或其他方式可享有之任何其他救濟。

f. 本協議所載之保密義務，於本協議屆滿或終止後仍持續有效。

VII Confidentiality

1. **Confidential Information:** any information (including any and all oral and visual information and all information recorded in writing or electronically or in any other medium or by any other method) and any information or analysis derived from the aforementioned information, including information learned or observed by one party about the other or its operations, disclosed by one party (or a person acting on its behalf), to the other (or a person acting under its behalf) for purposes of the cooperative projects, whether before or after the signing of this Agreement, shall be treated as confidential. This includes, but is not limited to, business plans, proprietary information, intellectual property, know-how, trade secrets, R&D plans, new product or new technology information, business strategies and development plans, pricing information, financial data, and identity, business affairs of its customers and potential customers, and any other documents relating to customers and pricing policies information. Confidential Information shall not include information that was in the public

domain at the time of receipt or disclosure or subsequently becomes so (through no fault of receiving party or breach of this Agreement).

2. Duty of Confidentiality.

a. The receiving party shall maintain strict confidentiality and shall not disclose such information to any other person other than the receiving party's Representatives (defined below, who shall only be given access to the same on a "need-to-know" basis and for the purpose of enabling them to render their assistance per this Agreement and the scope of the cooperative projects), without prior written consent from the disclosing party or use it for purposes outside the scope of the cooperative projects. For the purposes of this Agreement, receiving or disclosing party's Representatives means that party's directors, officers, employees, agents, or advisors.

b. The receiving party shall use the Confidential Information only directly in relation for the purposes of this Agreement and the cooperative projects and for no other purpose and, in particular, without prejudice to the generality of the foregoing, shall not make any commercial use of the same or use the same for the benefit of itself or of any other person without the prior consent in writing of the disclosing party which may be given on such terms as it may determine.

c. The receiving party acknowledges and agrees that the Confidential Information has been developed and/or otherwise obtained by disclosing party through the investment of time, effort and expense, and that such Confidential Information would provide any person in receipt of the same with a competitive advantage vis-à-vis the business of the disclosing party.

d. The receiving party acknowledges and agrees that any unauthorized disclosure or use of any Confidential Information may give rise to irreparable injury on the party of the disclosing party which may not be adequately compensated by damages. Accordingly, the receiving party agrees that in the event of a breach or threatened breach by it of this Agreement, the disclosing party shall be entitled to seek a preliminary injunction and a temporary restraining order restraining the receiving party and all persons acting directly or indirectly with it from any further breach of this Agreement and/or from using or disclosing the Confidential Information in any way.

e. No remedy described in this Section 7 shall in any way limit the disclosing party's remedies available at law, in equity or otherwise in relation to any breach or threatened breach of this Agreement.
f. The confidentiality obligations remain effective beyond the expiration or termination of this Agreement.

八、爭議解決

（一）準據法
本協議應受英格蘭及威爾斯法律管轄、解釋並予以執行。

（二）爭議解決
凡因本協議引起或與本協議相關之任何爭議、爭論或請求，包括但不限於違約、終止或無效之爭議，雙方應首先透過友好協商解決。如協商未果，則應依據仲裁發生時有效之國際商會（ICC）仲裁規則，在新加坡進行仲裁。

a. 仲裁地應為新加坡。
b.仲裁語言應為英語。
c.仲裁員人數應為一名。
d.仲裁員有權授予法院可提供之任何救濟或補償，包括但不限於強制履行、禁令救濟或損害賠償。

（三）仲裁裁決之最終性與約束力
仲裁員之裁決為最終裁決，對雙方均具約束力，並可提交任何具有管轄權之法院執行。

VIII. Governing Law; Dispute Resolution
1. This Agreement shall be governed, interpreted, and enforced in accordance with the laws of England and Wales.
2. Any dispute, controversy, or claim arising out of or in connection with this Agreement, or the breach, termination, or invalidity thereof shall be resolved first through friendly negotiations. If negotiations fail, then it shall be resolved by arbitration in Singapore, in accordance with the rules of the International Chamber of Commerce (ICC) as in force at the time of the arbitration
   a. The seat of the arbitration shall be Singapore.
   b. The language of the arbitration shall be in English.
   c. The number of arbitrators shall be one.

d. The arbitrator shall have the authority to grant any relief or remedy available in a court of law, including the ability to order specific performance, injunctive relief, or damages.

3. Finality and Binding Decision: the decision of the arbitrator shall be final and binding on both parties, and may be entered into any court of competent jurisdiction for enforcement.

（以下除簽署頁外，無正文）

Party A:	**Party B:**
Vivic Corp.	**ACEL Power Inc.**
By:____________________	By:____________________
Name:___Tse-Liang Wang__	Name: Anthony Liu
Title:___CEO____________	Title: CEO
Date:___2025/01/30________	Date: 2025/01/29